Exhibit 10.3

SECOND MODIFICATION TO THE CONSTRUCTION LOAN AGREEMENT

Borrower:	Applied Optoelectronics, Inc.	Lender:	East West Bank
	13139 Jess Pirtle Blvd.		Loan Servicing Department
	Sugar Land, TX 77478		9300 Flair Drive, 6th Floor
El Monte, CA 91731

This SECOND MODIFICATION TO THE CONSTRUCTION LOAN AGREEMENT is aftached to and by this reference is made a part of the Construction Loan Agreement (Loan #[***]) dated January 26, 2015, including all modifications thereto, and executed in connection with a loan or other financial accommodations between Lender and Borrower.

The section entitled "Construction of the Project" is hereby amended and restated as follows:

Construction of the Project. Commence construction of the Project no later than February 3, 2015, and cause the Improvements to be constructed and equipped in a diligent and orderly manner and in strict accordance with the Plans and Specifications approved by Lender, the Construction Contract, and all applicable laws, ordinances, codes, regulators, and rights of adjoining or concurrent property owners. Borrower agrees to complete the Project for purposes of final payment to the General Contractor on or before September 30, 2016, regardless of the reason for any delay.

The section entitled "Cessation of Construction" is hereby amended and restated as follows:

Cessation of Construction. Prior to the completion of construction of the improvement and equipping of the Project, the construction of the improvements or the equipping of the Project is abandoned or work thereon ceases for a period of more than ten (10) days for any reason, or the improvements are not completed for purposes of the final payments to the General Contractor prior to September 30, 2016, regardless of the reason for the delay."

The definition of "Completion Date" is hereby amended and restated as follows:

Completion Date. The words "Completion Date" mean September 30, 2016.

THIS SECOND MODIFICATION TO THE CONSTRUCTION LOAN AGREEMENT IS EXECUTED AS OF OCTOBER 5, 2016.

BORROWER:

APPLIED OPTOELECTRONICS, INC.

By: /s/ Stefan John Murry

Stefan John Murry, Vice President of Applied
Optoelectronics, Inc.

LENDER:

EAST WEST BANK

/s/ Steve LaFredo

  Authorized Signer